ACKNOWLEDGMENT AND ACCEPTANCE OF SPECIAL SERVICER FOR THE WOODLANDS MALL LOAN COMBINATION

September 28, 2022

VIA FEDEX, FACSIMILE & E-MAIL (IF AVAILABLE):

To: The Parties Set Forth on Schedule A Attached Hereto

Re: Benchmark 2019-B12 Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

Reference is made to that certain Pooling and Servicing Agreement (the “Agreement”), dated as of August 1, 2019 by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a division of PNC Bank, National Association (“Midland”), as Master Servicer and General Special Servicer, Pacific Life Insurance Company, as Special Servicer for The Woodlands Mall Loan Combination, CWCapital Asset Management LLC, as successor Special Servicer for The Centre Loan Combination to Trimont Real Estate Advisors, LLC, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A. as Certificate Administrator, relating to the Benchmark 2019-B12 Commercial Mortgage Pass-Through Certificates, Series 2019-B12, and that certain Agreement Between Noteholders, dated as of August 8, 2019, between Deutsche Bank AG, New York Branch (“DB”), as Initial Note A-1 Holder, DB, as Initial Note A-2 Holder, DB, as Initial Note A-3 Holder, DB, as Initial Note A-4 Holder, DB, as Initial Note A-5 Holder, DB, as Initial Note A-6 Holder, DB, as Initial Note A-7 Holder, and DB, as Initial Note B Holder, relating to the Woodlands Mall Loan Combination (the “Co-Lender Agreement”).  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Agreement and the Co-Lender Agreement, as applicable.

Pursuant to Sections 6.08 and 7.02 of the Agreement, the undersigned, Midland, hereby agrees with all the other parties to the Agreement that Midland shall serve as Special Servicer for the Woodlands Mall Loan Combination under, and as defined in, the Agreement. The effective date (the “Effective Date”) of the appointment of Midland as Special Servicer for the Woodlands Mall Loan Combination shall be the date hereof. Midland hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer for the Woodlands Mall Loan Combination under the Agreement and the Co-Lender Agreement that arise on and after the Effective Date. Midland hereby makes, as of the Effective Date, the representations and warranties set forth in Section 2.06(a) of the Agreement mutatis mutandis with all references to “Agreement” in Section 2.06(a)

US2008 20712886 1

of the Agreement to include this Acknowledgement and Acceptance of Special Servicer for the Woodlands Mall Loan Combination in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: Midland is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America.  Midland hereby certifies that it satisfies all related qualifications set forth in the Co-Lender Agreement.

Midland’s address for notices pursuant to Section 12.04 of the Agreement is as follows:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Facsimile: (888) 706-3565

Email: NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com solely with respect to notices under Sections 12.06 and 12.13)

Midland Loan Services,
a Division of PNC Bank, National Association

By: /s/ David Bornheimer

Name: David Bornheimer

Title: Senior Vice President – Servicing Officer

US2008 20712886 1

Schedule A

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Fax number: (302) 636-4140 Email: cmbstrustee@wilmingtontrust.com	Citibank, N.A. 388 Greenwich Street New York, New York 10013 Attention: Citibank Agency & Trust - Benchmark 2019-B12 Fax number: (212) 816-5527 Email: ratingagencynotice@citi.com

US2008 20712886 1